Exhibit 99.1

Contact:	Scott Meyerhoff Private Business, Inc. 678-728-4464

PBiz Names Former Sallie Mae CEO Larry Hough to Board of Directors

NASHVILLE, Tennessee (February 21, 2006) – Private Business, Inc. (NASDAQ:PBIZ), (“PBiz”), a provider of technology solutions for financial institutions, today announced that Lawrence A. Hough, chairman of Stuart Mill Capital, Inc., and former president and CEO of Sallie Mae, has been elected to the PBiz Board of Directors. Additionally, Mr. Hough has been appointed to the board’s Audit Committee.

Mr. Hough currently is president and CEO of Stuart Mill Capital, Inc, a Virginia-based management firm that he founded. In January 1999, Mr. Hough led an investment group that acquired Sato Travel, a $1 billion global travel company, from an airline cooperative that had owned the company since its founding nearly 50 years ago.  Mr. Hough served as Vice Chairman and CEO of SatoTravel from 1999-2001 when SatoTravel was acquired by Navigant International Inc., the nation’s fourth largest supplier of corporate travel management services.  On July 1, 2004, Mr. Hough was elevated from his position as Chairman of the SynXis Board of Directors to become its CEO.  In January 2005, SynXis Corporation was acquired by Sabre, Inc., a worldwide leader in electronic network and online travel services. Prior to forming Stuart Mill Capital in 1997, Mr. Hough worked with Sallie Mae for 25 years, where he served as President and CEO from 1990 to 1997.  Under his leadership, Sallie Mae became the first government-sponsored enterprise to relinquish its federal charter in return for full independence.

“Larry Hough brings to our board an extraordinary record in the financial services industry,” said PBiz CEO Lynn Boggs. “Larry’s tremendous industry and management experience is a strong addition to PBiz as we continue to grow our business to meet the needs of our customers, our employees, and our shareholders.”

Mr. Hough serves as trustee of The Shakespeare Theatre, Washington, DC; the Levine School of Music, Washington, DC; and Community Foundations of America, Louisville, KY. He holds corporate directorships with Versura, Inc., GeoEye, Inc., and Collegiate Funding Services, LLC. Mr. Hough received a master’s degree from the Sloan School of Management at the Massachusetts Institute of Technology and an undergraduate degree in engineering from Stanford University.

Mr. Hough will become a Class 1 Director on the PBiz Board with a term set to expire at the Company’s annual meeting this year.  With the appointment of Mr. Hough to the audit committee of the PBiz Board of Directors, PBiz regains compliance with the NASDAQ requirement to have three independent audit committee members.

About PBIZ

Private Business, Inc. offers a fully featured strategic product suite that provides core data processing, along with accounts receivable financing, Internet banking, cash management, CRM/business intelligence, financial accounting tools, Check 21 compliance, electronic image/item processing, and online debt collections. PBIZ believes its full suite of products and services will allow financial institutions and their small-to-medium sized business customers to better compete in today’s aggressive financial services marketplace, and grow their trusted financial relationships, while providing increased profitability through the efficient use of technology and an expanded community presence.

For more information about PBIZ, or its line of products for financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to achieve its growth plans and to identify, complete, or integrate acquisitions.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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